                                                                    Exhibit 3.55

                                                              951072440 C $50.00
                                                              SECRETARY OF STATE
                                                                  06-02-95 14:31

                            ARTICLES OF ORGANIZATION

We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST:  The name of the limited liability company is NKC LLC

SECOND: The business of the Company shall be to mine, process and sell coal from coal properties in La Plata County, Colorado, to be acquired from National King Coal, Inc. The Company shall not engage in any other business without the consent of all Members.

THIRD: The street address of the registered office of the limited liability company is:

                                  1675 Broadway
                                  Denver, CO 80202

        The name of its proposed registered agent in Colorado at that address is:

                                  The Corporation Company

FOURTH: The management is vested in members.

FIFTH: The names and business addresses of the initial manager or managers or if the management is vested in the members, rather than managers, the names and addressed of the member or members are:

                                  NS of Colorado, Inc.
                                  60 Main Street
                                  White Plains, NY 10606

                                  AMCI of Colorado, LLC
                                  20 Dayton Avenue
                                  Greenwich, CT 06830

SIXTH:  The name and address of each organizer is:

                                  Sandra L. Wainer
                                  1801 California Street, Suite 3600
                                  Denver, CO 80202

                                                /s/ Sandra L. Wainer
                                                ----------------------
                                                Organizer

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                                                              951085071 C $25.00
                                                              SECRETARY OF STATE
                                                                  07-05-95 12:03

                    AMENDMENT TO THE ARTICLES OF ORGANIZATION
                    FOR A COLORADO LIMITED LIABILITY COMPANY

Pursuant to the provisions of the Colorado Limited Liability Company Act, the Articles of Organization shall be amended as set forth herein:

                                     NKC LLC
--------------------------------------------------------------------------------
                     Exact name of limited liability company

                           1315 Main Avenue, Suite 314
--------------------------------------------------------------------------------
                                     Address

         Durango                    Colorado                           81301
--------------------------------------------------------------------------------
         City                       State                              Zip

A.    There is a change in the name of the limited liability company to:

      NATIONAL KING COAL LLC

B. There is a change in the dissolution date of the limited liability company to: N/A

      B. There is a false or erroneous statement or the members desire to change any other statement in the Articles of Organization. Describe below: N/A

                                                      NKC LLC

                                                         /s/ Paul S. Barbery
                                                      --------------------------
                                                      Paul S. Barbery, President

                                                                  20031077522 C
                                                                         $75.00
                                                              SECRETARY OF STATE
                                                             03-10-2003 15:11:45

                      AMENDMENT TO ARTICLES OF ORGANIZATION

Pursuant to Section 7-80-209, Colorado Revised Statutes (C.R.S.), the individual named below causes this Amendment to the Articles of Organization to be delivered to the Colorado Secretary of State for filing, and states as follows:

The name of the limited liability company is: NATIONAL KING COAL LLC

The Articles of Organization shall be amended as set forth herein (mark all that apply):

[ ]   There is a change in the name of the limited liability company to:
      __________________________________________________________________________

      The entity name of a limited liability company must contain the term "limited liability company", "ltd. liability company", "limited liability co.", or "ltd. liability co." or the abbreviation "LLC" or "L.L.C."
      Section 7-90-601(3)(c), C.R.S.

[X]   There is a false or erroneous statement in the articles of organization:
      Article Fourth shall read in its entirety: The management is vested in managers.

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Karin Writer, 1899 Wynkoop, 8th Fl., Denver, CO 80202

OPTIONAL, The electronic mail and/or Internet address for this entity is/are: e-mail ________________________ Web site____________________________ The
Colorado Secretary of State may contact the following authorized person regarding this document:name________________________________ address
__________________________________ voice________________________________
fax_____________________________ e-mail__________________

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                                                                FILED
                                                          DONETTA DAVIDSON
                                                     COLORADO SECRETARY OF STATE
                                                            20031225511 C
                                                                $5.00
                                                         SECRETARY OF STATE
                                                         07-14-2003 15:36:42

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                          OR REGISTERED AGENT, OR BOTH

Pursuant to Title 7 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), the following statement is delivered to the Colorado Secretary of State for filing.

1.    The name of the entity is: NATIONAL KING COAL LLC
             -------------------------------------------------------------------
             (must be exactly as shown on the records of the Secretary of State)

      organized under the laws of Colorado (state of country of origin)

2. If above entity is foreign, the assumed entity name, if any, currently using in Colorado:_______________________________________________________
      __________________________________________________________________________

3. The street address of its current registered office (according to the existing records of the Secretary of State) is: 1675 Broadway, Denver, CO 80202

4. If the registered office address is to be changed, the street address of the NEW registered office is: 1560 Broadway Denver, CO 80202

      (must be a street or other physical address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:____
      __________________________________________________________________________

5. The name of its current registered agent (according to the existing records of the Secretary of State) is: The Corporation Company

6. If the registered agent is to be changed, the name of the NEW registered agent is: Corporation Service Company

7. If the registered agent is changing the street address of the registered agent's business address, notice of the change has been given to the above named entity.

8. The street address of its registered office and of the business office of its registered agent, as changed, will be identical.

9. (Optional) Address of its principal place of business is:_______________________ and if changed, the new address of its principal place of business is:____________________________

10. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for fling, and to whom the Secretary of State may deliver notice if filing of this document is refused, are: Karin M. Writer c/o Bartlit Beck Herman Palenchar & Scott, Suite 800, 1899 Wynkoop St., Denver, CO 80202

      Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

      *NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal office of the entity.

                                     E-FILED

                                                     Colorado Secretary of State
                                              Date and Time: 04/14/2005 12:51 PM
                                                          Entity Id: 19951072440
                                                     Document number 20051155904

                              ARTICLES OF AMENDMENT

Filed pursuant to Section 7-90-301, et seq. and Section 7-80-209 of the Colorado
                           Revised Statutes (C.R.S.)

ID number:                   19951072440

1. Entity Name:              NATIONAL KING COAL LLC

                             -------------------
                             (If changing the name of the limited liability company, indicate name BEFORE The name change)

2. New Entity name:
   (if applicable)           NatCoal LLC

3. Use of Restricted Words   [ ] "bank" or "trust" or any derivative thereof
   (if any of these terms    [ ] "credit union"     [ ]  "savings and loan"
   are contained in an       [ ] "insurance," "casualty", "mutual", or "surety"
   entity name, true name
   of an entity, trade name
   or trademark stated in
   this document, make the
   applicable selection):

4. Other amendments, if any,
   are attached.

5. If the limited liability
   company's period of
   duration as amended is
   less than perpetual,
   state the date on which
   the period of duration
   expires:                  _____________________________
                                      (mmd/dd/yyy)

   OR

   If the limited liability company's period of duration as amended is perpetual, mark this box: [X]

6. (Optional) Delayed
   effective date:           _____________________________
                                   (mmd/dd/yyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for fling, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7. Name(s) and address(es) of  Writer   Karin       M.
   the individual(s) causing   -------  --------- -----------     --------
   the document to be          (Last)   (First)   (Middle)        (Suffix)
   delivered for filing:

                               1899 Wynkoop Street
                               ---------------------------------------------
                               (Street name and number or Post Office Box information)

                               8th Floor
                               ---------------------------------------------

                               Denver           CO         80202
                               -------------  ---------  -------------------
                               (City)         (State)    (Postal/Zip Code)

                                                            United States
                               -------------------------- --------------------
                               (Province - if applicable) (Country - if not US)

   (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box [ ] and include an attachment stating the name and address of such individuals.)

DISCLAIMER:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.